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                                                               EXHIBIT 10.(XXXV)
                      (NEVADA MANHATTAN MINING LETTERHEAD)

August 7, 1998


Mr. Roy Skluth
Ralph Financial
116 Avenue I
Redondo Beach, CA  90277

Addendum No. 3 to April 22, 1998 Letter Agreement

Dear Roy:

The parties to the agreement dated April 22, 1998 (the "Agreement") hereby agree, as evidenced by the signatures below, that the Agreement will be amended in order to extend the time granted to you in which to purchase additional shares of Nevada Manhattan Mining Common Stock as required by the terms of the Agreement.

The parties hereby agree that the 5,000,000 shares issued by Nevada Manhattan Mining Inc. (the "Company") to Roy Skluth, subject to the condition of the additional purchase of shares, will be returned to the custody of the Company in sixty days if the purchase of additional shares has not been completed. The Company may elect to cancel said shares.

The 292,598 hectares of property (the "Property"), consisting of a number of parcels located in Brazil, represented by the original Grant Deeds conveyed to the Company on April 29, 1998, will remain the sole property of Nevada Manhattan Mining as damages for non-compliance with the financial terms imposed by the Agreement.

Should Roy Skluth/Ralph Financial make available the funds required under the Agreement in this sixty-day time frame, the 5,000,000 shares for the property acquisition will be released to Mr. Skluth and additional shares of the Company's Common Stock will be issued for the capital provided at the price of 50% of the average closing bid for the five days preceding purchase.

Roy Skluth/Ralph Financial hereby conveys to Jeffrey S. Kramer/Christopher D. Michaels the right to vote the 5,000,000 shares.

Further, Roy Skluth will continue to receive consulting fee payments in the amount of $1,400.00 per month for an additional period of sixty (60) days from the signing of this Addendum. Should the Property be conveyed to the Company as damages, the Consulting Agreement will remain in force for 18 months from the date of this Addendum.



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Mr Roy Skluth/Ralph Financial
August 7, 1998
Page Two

At the end of the sixty-day period, should Roy Skluth/Ralph Financial be unable to purchase the additional shares required by the Agreement, the Property conveyed to Nevada Manhattan Mining will become the sole property of Nevada Manhattan Mining, to be placed on the books of the Company, pursuant to the damages stated above.

Sincerely,

/s/ Jeffrey S. Kramer

Jeffrey S. Kramer
Chief Operating Officer

AGREED  TO  AND  ACCEPTED  this  Seventh  day of  August,  1998,  at  Calabasas,
California:

RALPH FINANCIAL

     /s/ Roy Skluth                                    /s/ Roy Skluth
By:____________________                     By:    ____________________________
   Roy Skluth, an authorized                        Roy Skluth, Individually
        Representative